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                      SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      Date of Report:  December 10, 1996

                AmeriCredit Automobile Receivables Trust 1996-D
            (Exact Name of Registrant as specified in its charter)


          United States                33-98620               88-0359494
          -------------                --------               ----------
 (State or Other Jurisdiction  (Commission File Number)     (I.R.S. Employer
        of Incorporation)                                Identification Number)



                  c/o AmeriCredit Financial  Services, Inc.
                        Attention:  Daniel E. Berce
                             200 Bailey Avenue
                           Fort Worth, TX  76107
                           (Address of Principal
                             Executive Office)

                                (817) 332-7000
                          Registrant's phone number

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Item 5.        Other Event

     Information relating to distributions to Note and Certificate holders for the November, 1996, Collection Period of the Registrant in respect of the Class A-1 Money Market Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes, Class A-3 Asset Backed Notes (collectively, the "Notes") and the Asset Backed Certificates (the "Certificates") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes and the Certificates, is contained in the Servicer's Certificate for the referenced Collection Period provided to Note and Certificate holders pursuant to the Sale and Servicing Agreement dated as of November 1, 1996 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and LaSalle National Bank, as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.        Financial Statements, Exhibits

     Exhibit No.    Exhibit
     -----------    -------
             1.     Servicer's Certificate for the November, 1996 Collection
                    Period relating to the Notes and the Certificates issued by the Registrant pursuant to the Agreement.

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                                 EXHIBIT INDEX



  Exhibit
  -------
    1. Servicer's Certificate for the November, 1996 Collection Period relating to theNotes and Certificates issued by the Registrant.


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                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


      AmeriCredit Automobile Receivables Trust 1996-D

      By:  AmeriCredit Financial Services, Inc., as Servicer



     /s/  Daniel E. Berce
          Daniel E. Berce
          Executive Vice President,
          Chief Financial Officer
          and Treasurer



     December 10, 1996